U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A
                                (Amendment No. 2)

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 6, 2003




                             ELEGANT CONCRETE, INC.
                 (Name of small business issuer in its charter)


      Nevada                        000-31783                   870660287
--------------------                ---------                   ---------
State or jurisdiction               Commission                I.R.S.Employer
of incorporation or                   file                  Identification No.
   organization                      number


  20 Old Turnpike Road, Nanuet, NY                                 10954
--------------------------------------                          ----------
Address of principal executive offices                           Zip Code


                                 (845) 623-6888
                                 --------------
                 Issuer's Telephone Number, Including Area Code

Elegant Concrete, Inc. f/k/a Shaft, Inc. ("the Company") filed a Form 8-K dated January 8, 2003 with regard to the acquisition Elegant Concrete Technologies, Inc. without the required Item 7 financial information. Accordingly, the Company is filing this Form 8-K/A to include that financial information.


ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

Index to the Financial Statements.

Document                                                                    Page

Report of Independent Certified Public Accountants                           3

Elegant Concrete Technologies, Inc. Balance Sheet                            4

Elegant Concrete Technologies, Inc. Statement of                             5
Operations

Elegant Concrete Technologies, Inc. Statement of                             6
Cash Flows

Notes to Financial Statements for
Elegant Concrete Technologies, Inc.                                       7-10

Elegant Concrete, Inc. Pro-Forma Consolidated
Balance Sheet                                                            11-12

Elegant Concrete, Inc. Pro-Forma Consolidated
Statement of Operations                                                     13

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Elegant Concrete Technologies Inc.

We have audited the accompanying balance sheet of Elegant Concrete Technologies Inc. as of December 31, 2002, and the related statements of operations and cash flows for the period from April 3, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elegant Concrete Technologies Inc. as of December 31, 2002, and the results of its operations and its cash flows for the period from April 3, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Sacher & Co., P.C.
----------------------
Somers, New York
April 10, 2003

                        ELEGANT CONCRETE TECHNOLOGIES INC
                                  BALANCE SHEET
                                DECEMBER 31, 2002
ASSETS
Current assets:
 Cash and cash equivalents                                            $     352
 Due from officer/shareholder                                            77,917
 Interest receivable, subscription notes receivable                       4,245
                                                                      ---------

 Total current assets                                                    82,514

Machinery and equipment, net                                             27,018


Deferred tax assets, net                                                   --
                                                                      ---------
                                                                      $ 109,532
                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIENCY
Current liabilities:
 Accounts payable and accrued expenses                                $ 127,662
 Billings in excess of costs on uncompleted contracts                     1,500
                                                                      ---------
 Total current liabilities                                              129,162
                                                                      ---------

Stockholders' equity deficiency:
 Common stock, $1.00 par value; authorized 20,000 shares,
    issued and outstanding 166.67 shares                                    167
 Capital in excess of par                                                99,933
 Deficit                                                                (19,730)
                                                                      ---------
                                                                         80,370
 Less subscription notes receivable                                    (100,000)
                                                                      ---------
 Total stockholders' equity deficiency                                  (19,630)
                                                                      ---------
                                                                      $ 109,532
                                                                      =========

The accompanying notes are an integral part of these financial statements.

                       ELEGANT CONCRETE TECHNOLOGIES INC.
                             STATEMENT OF OPERATIONS
                 APRIL 3, 2002 (INCEPTION) TO DECEMBER 31, 2002



Contract revenues                                                     $ 245,391

Costs and expenses:
             Cost of contracts completed                                 98,362
             Selling, general and administrative expenses               171,004
                                                                      ---------
                                                                        269,366
                                                                      ---------

Loss from operations                                                    (23,975)

Interest income                                                           4,245
                                                                      ---------

Loss before income taxes                                                (19,730)

Income taxes                                                               --
                                                                      ---------

Net loss                                                              $ (19,730)
                                                                      =========





The accompanying notes are an integral part of these financial statements.




                              ELEGANT CONCRETE TECHNOLOGIES INC.

                                    STATEMENT OF CASH FLOWS

                        APRIL 3, 2002 (INCEPTION) TO DECEMBER 31, 2002


Cash flows from operating activities:
 Net loss                                                                          $ (19,730)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation                                                                         6,626
  Increase in operating assets and liabilities:
   Interest receivable, subscription notes receivable                                 (4,245)
   Accounts payable and accrued expenses                                             127,662
   Billings in excess of costs on uncompleted contracts                                1,500
                                                                                   ---------

 Net cash provided by operating activities                                           111,813
                                                                                   ---------

Cash flows from investing activities:
 Loans to officer/shareholder                                                        (77,917)
 Purchase of machinery and equipment                                                 (33,644)
                                                                                   ---------

 Net cash (used in) investing activities                                            (111,561)
                                                                                   ---------

Cash flows from financing activities:
 Issuance of common stock                                                                100
                                                                                   ---------

Net increase in cash and cash equivalents                                                352

Cash and cash equivalents, beginning of year                                            --
                                                                                   ---------

Cash and cash equivalents, end of year                                             $     352
                                                                                   =========





The accompanying notes are an integral part of these financial statements.

                                              6

ELEGANT CONCRETE TECHNOLOGIES INC.

NOTES TO FINANCIAL STATEMENTS

1.   Significant accounting policies:

        Company's activities:

        The Company is a niche contractor that resurfaces and decorates concrete for commercial and residential properties located in the United States. The Company offers many decorative concrete techniques, such as stamping, stenciling, engraving and application of acid stains. In these applications a permanent pattern is engraved or stamped into new or existing concrete. The classical rich beauty of cobblestone, marble, curved brick or tile is achieved with new or existing concrete at a lower cost than brick or other hard surface products.

        Revenue and cost recognition:

        Revenues from fixed-price construction contracts are recognized on the completed-contract method. This method is used because the typical contract is completed in two months or less and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is according to specifications or has been accepted by the customer.

        Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when received.

        Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivable.

        Cash and cash equivalents:

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value.

        Depreciation:

        Machinery and equipment are stated at cost. Depreciation is provided for using accelerated methods over the estimated useful lives of the related assets, which range from five to seven years.

        Income taxes:

        Income taxes are determined under the asset and liability method. Deferred tax assets and liabilities are determined based upon differences between the financial reporting and the tax basis of assets and liabilities.

        Advertising:

        The Company expenses advertising costs as incurred. Advertising expense for the inception period ended December 31, 2002 was approximately $6,300.

        Use of estimates in the preparation of financial statements:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Fair value of financial instruments:

        The  carrying   amounts   reported  in  the  balance   sheet  for  cash,
        receivables, accounts payable and accrued expenses approximate fair value due to their short-term maturities.

    2.  Machinery and equipment:

        Equipment and improvements consist of the following:


              Construction equipment                                $ 27,992
              Furniture and office equipment                           5,652
                                                                 ------------
                                                                      33,644
              Less accumulated depreciation                          (6,626)
                                                                 ------------

                                                                     $27,018
                                                                 ============


3.       Costs and billings on uncompleted contracts:

        The December 31, 2002 balance sheet reflects the Company's receipt of a $1,500 deposit on one uncompleted contract. As of that date the Company had not incurred any costs on such contract.

4.       Income taxes:

        The types of temporary differences and carryforwards that give rise to significant portions of net deferred tax and assets and liabilities pertain primarily to net operating loss carryforwards. At December 31, 2002, the Company has a net operating loss carryforward of approximately $19,000 available to reduce future taxable income expiring through year 2022. The net deferred tax asset of $7,756 at December 31, 2002 resulting from the differences and the carryforwards has been reduced by a valuation allowance of the same amount to reflect management's estimate that there is at least a 50% chance that no deferred tax assets will be realized.

        Significant reconciling items between the income tax provisions and the income taxes computed by applying the statutory federal income tax rate to income before income taxes are primarily attributable to state income taxes, nondeductible expenses and the valuation allowance.

        The significant components of the income tax provision are presented below:

                          Deferred income tax benefits       $   7,756
                          Valuation allowance                   (7,756)
                                                             ----------
                                                             $       -
                                                             ==========

5.       Subscription notes receivable:

        At December 31, 2002, the Company has two subscription notes receivable in the amounts of $12,500 and $87,500. The $12,500 note is pursuant to the issuance of 8.333 shares of the Company's common stock to a Company officer on June 19, 2002. This note calls for interest at 8% per annum (payable monthly) and for the principal to be paid in its entirety on June 19, 2005. The $87,500 note is pursuant to the issuance of 58.333 shares of the Company's common stock on June 19, 2002. This note calls for the principal together with interest at 8% per annum to be paid upon demand. These notes are collateralized by the respective shares issued. Interest earned on these notes for the inception period ended December 31, 2002 aggregated $4,245.

6.       Statement of cash flows:

        During the inception period ended December 31, 2002, the Company had two non-cash investing and financing activities when it issued an aggregate of 67 shares of its common stock in exchange for subscription notes receivable.

7.       Subsequent events:

          During January 2003, all of the Company's issued and outstanding shares of its common stock were acquired by Elegant Concrete, Inc. (formerly known as Shaft, Inc.). Elegant Concrete, Inc. is a publicly traded company (symbol ELGC) on the OTC Bulletin Board.

          Effective January 2003, the Company entered into a temporary financing agreement. Under the terms of the six month financing agreement, the Company has the ability to borrow up to $1,000,000 in the form of a revolving line of credit. The borrowings are collateralized by all of the Company's assets. The line of credit bears a variable interest rate ranging from the prime rate plus .75% to the prime rate plus 1.50%.

          During February 2003, the Company entered into an operating lease for a warehouse and office facility that expires in January 2008. In addition to minimum rent, the lease requires escalation payments based on operating expenses and/or real estate taxes. Future minimum lease payments for the non-cancelable lease are as follows:

                    2003                                      $ 29,700
                    2004                                        33,500
                    2005                                        34,700
                    2006                                        35,900
                    2007                                        37,100
                    2008                                         3,100


         On February 25, 2003, the Company announced the signing of a non-binding Letter of Intent (LOI) with Tianqi Real Estate Co., LTD (Tianqi) of Ningbo, China for the purpose of expanding its operations to South East Asia. The LOI stipulates that Tianqi will make an investment of up to $1 million into the Company. The LOI further stipulates that Tianqi will have exclusive contractor rights to apply the Company's processes in China and sections of Taiwan and that the Company is to provide Tianqi with training and support on all of the Company's application processes. The agreement is scheduled to be closed on or before April 25, 2003.


                                          ELEGANT CONCRETE, INC. & SUBSIDIARY
                                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                                   DECEMBER 31, 2002


                                                                Elegant       Elegant
                                                               Concrete,     Concrete
                                                                  Inc.    Technologies, Inc.  Adjustments   Pro Forma
                                                               --------------------------------------------------------
ASSETS

CURRENT ASSETS:
     Cash and cash
equivalents                                                    $    --         $     352       $    --        $     352

     Due from officer/shareholder                                   --            77,917            --           77,917

     Interest receivable, subscription notes receivable             --             4,245            --            4,245
                                                               ---------       ---------       ---------      ---------
              Total current assets                                  --            82,514            --           82,514

Machinery and equipment, net                                        --            27,018            --           27,018

Intangible assets                                                   --              --    (1)    294,630        294,630
                                                               ---------       ---------       ---------      ---------

              Total assets                                     $    --         $ 109,532       $ 294,630      $ 404,162
                                                               =========       =========       =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses                          $  22,500       $ 127,662  (2)  $  15,000      $ 165,162

     Billings in excess of costs on uncompleted contracts           --             1,500            --            1,500
                                                               ---------       ---------       ---------      ---------

              Total current liabilities                           22,500         129,162          15,000        166,662

STOCKHOLDERS' EQUITY (DEFICIENCY)                                (22,500)        (19,630) (3)     19,630        237,500

                                                                                          (4)    260,000
                                                               ---------       ---------       ---------      ---------

Total liabilities and stockholders' equity                     $    --         $ 109,532       $ 294,630      $ 404,162
                                                               =========       =========       =========      =========


In preparing the pro forma consolidated balance sheet as of December 31, 2002, adjustments were made to the historical financial statement to reflect:

(1)  goodwill resulting from the acquisition,
(2)  an increase in accounts payable pertaining to acquisition costs,
(3)  net liabilities acquired,
(4)  the issuance of 500,000 shares at closing.


                                         ELEGANT CONCRETE, INC. & SUBSIDIARY
                                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                            YEAR ENDED DECEMBER 31, 2002


                                                                         Elegant
                                                                         Concrete
                                                         Elegant       Technologies
                                                       Concrete, Inc.      Inc.          Adjustments     Pro Forma
                                                       -------------------------------------------------------------

Contract revenues                                      $     --         $  245,391       $     --        $  245,391
                                                       ----------       ----------       ----------      ----------

Costs and expenses:

     Costs of contracts completed                            --             98,362             --            98,362

     Selling, general and administrative expenses          25,905          171,004             --           196,909
                                                       ----------       ----------       ----------      ----------

                                                           25,905          269,366             --           295,271
                                                       ----------       ----------       ----------      ----------

Loss from operations                                      (25,905)         (23,975)            --           (49,880)

Other income                                                 --              4,245             --             4,245
                                                       ----------       ----------       ----------      ----------


Income before income taxes                                (25,905)         (19,730)            --           (45,635)

Income  taxes                                                --               --               --               --
                                                       ----------       ----------       ----------      ----------

Net loss                                               $  (25,905)      $  (19,730)      $     --        $  (45,635)
                                                       ==========       ==========       ==========      ==========

Loss per share of common stock                         $    (0.04)                                       $    (0.04)
                                                       ==========                                        ==========

Weighted average shares outstanding                       702,755                     (1)   500,000       1,202,755
                                                       ==========                        ==========      ==========



In preparing the pro forma audited consolidated statement of operations for the year ended December 31,2002, adjustments were made to the historical financial statement to reflect:

(1) the issuance of 500,000 common stock shares.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 14, 2003

                                            ELEGANT CONCRETE, INC.

                                            By:   /s/ Anthony Costanzo
                                                 -----------------------
                                            Name: Anthony Costanzo
                                            Its:  Secretary





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